Exhibit 3.302

Exhibit 3.302

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

Under G.I. Ch.1568

ARTICLE I

The name of corporation is:

UHS of Fuller, Inc.

ARTICLE II

The purpose of the corporation is to engage in the following business activites:

To engage generally in any business which may lawfully be carried on by a corporation under Chapter 15GB of the Genera1 Laws of Massachusetts including but not limited to ownership and operation of psychiatric hospital.

The healthcare facility owned & operated by Fuller Memorial Hospital will be duly licensed by the Department of Public Health; according to MGL. Chapter III.

ARTICLE III

The type and class of stock and the total number of shares and our value, if any, of each type and share of stock: which the corporation is authorized [ILLEGIBLE]

WITHOUT PAR VALUE STOCKS

WITH PAR VALUE STOCKS

TYPE

NUMBER OF

SHARES

TYPE

COMMON:

PREFERRED:

NUMBER

OF SHARES

PARVALUE

1,000

$1.000

COMMON:

PREFERRED

ARTICLE IV

If more than one class of stock is authorized; state a distinguishing [ILLEGIBLE] for each class, [ILLEGIBLE] the issuance of any shares of a class, if shares of another class are outstanding [ILLEGIBLE]

N/A

ARTICLE V

The restriction, if any, imposed by the Article of [ILLEGIBLE] upon the transfer of shares of stock of any class are as follows:

None.

ARTICLE VI

[ILLEGIBLE]

ARTICLE VII

The [Illegible] corporation shall be the date approved and filed by the Secretary of the Commonwealth. If [Illegible] effective date [Illegible] which shall not be more than thirty days after the date of filing.

[illegible ] a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the [illegible]

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is: c/o CT Corporation System, 2 Oliver Street , Boston, MA 02109

b. The name, residence and post office address (of different ) of the directors and office, of the corporation are as follows:

NAME

RESIDENCE

POST OFFICE ADDRESS

President :

Alan B. Miller

57 Crosby Brown Road Gladwyne, PA 19035

367 South Gulph Road King of Prussia, PA

19406

Treasurer:

Kirk E. Gorman

1566 Hancock Lane Wayne, PA 19087

367 South Gulph Road King of Prussia, PA

19406

Clerk :

Bruce R. Gilbert

722 Clarendon Road, [illegible] Valley, PA 19072

367 South Gulph Road King of Prussia, PA

19406

Directors :

Alan B. Miller

57 Crosby Brown Road Gladwyne, PA 19035

367 South Gulph Road King of Prussia, PA

19406

Kirk E. Gorman

1566 Hancock Lane Wayne, PA 19087

367 South Gulph Road King of Prussia, PA

19406

Thomas J. Bender

407 Rock Creek Circle Berwyn, PA 19312

367 South Gulph Road King of Prussia, PA

19406

c. The fixed year of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: C T CORPORATION SYSTEM 2 Oliver Street, Boston, Massachusetts 02109.

ARTICLE IX

Bylaws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have [illegible]

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WF., whose signature(s) appear below as [illegible] and whose names and business and residential address(es) ARE CLEARLY TYPED OR PRINTED [illegible] each signature under associate with the instruction of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization [illegible] this [illegible] day of March 1995

[GRAPHIC APPEAR HERE]

Bruce R. Gilbert, [illegible] South Gulph Road, King of Prussia, PA 19406

[ILLEGIBLE]